Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below and not otherwise defined in this Exhibit 99.2 have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on July 28, 2022. Reference to “New CCNB” relates to the Company before the consummation of the Business Combination and references to the “Company” or analogous terms below relate to the Company after the consummation of the Business Combination, unless, in each case, otherwise specifically indicated or the context otherwise requires.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Getty Images and CCNB adjusted to give effect to the Business Combination, including the PIPE Financing and the transactions contemplated by the Forward Purchase Agreement and the Backstop Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 combines the historical balance sheets of Getty Images and CCNB on a pro forma basis as if the Business Combination and related transactions had been consummated on March 31, 2022. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and year ended December 31, 2021 combines the historical statements of operations of Getty Images and CCNB for such period on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2021, the beginning of the earliest period presented.

The Business Combination and related transactions are as follows:

•	the Business Combination;
•	the Forward Purchase Agreement;
•	the Backstop Agreement;
•	the PIPE Financing; and
•	the repayment of approximately $275.0 million of Getty Images existing debt.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Upon the closing of the Business Combination, public shareholders were offered the opportunity to redeem all or a portion of such shareholder’s public shares for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account. The unaudited condensed combined pro forma financial information reflects actual redemptions of 82,291,689 shares of CCNB’s Class A Ordinary Shares at approximately $10.03 per share, or $825.2 million in the aggregate.

The following summarizes the pro forma capitalization of the Company immediately after the Business Combination and related transactions:

	Shares	%
CCNB's public shareholders	508,311	0.2%
Backstop	30,000,000	9.4%
Sponsor and NBOKS (1)(2)	40,560,000	12.7%
PIPE Investors	36,000,000	11.3%
Getty Images Stockholders	211,938,915	66.4%
Pro Forma Common Stock (3)	319,007,226	100.0%

(1)	Includes 20,560,000 Founder Shares converted into New CCNB Class A Common Stock and 20,000,000 New CCNB Class A Common Stock purchased by NBOKS pursuant to the Forward Purchase Agreement.

(2)	Excludes 2,570,000 shares of New CCNB Series B-1 Common Stock and 2,570,000 shares of New CCNB Series B-2 Common Stock subject to certain vesting restrictions pursuant to the Sponsor Side Letter.

(3)	The pro forma capitalization excludes the following:

•	29,044,490 Getty Images Options

•	65,000,000 Earn-Out Shares

•	20,700,000 unexercised public warrants

•	18,560,000 unexercised Private Placement Warrants

•	3,750,000 unexercised Forward Purchase Warrants

Former Getty Images was determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

•	Getty Images Stockholders have the greatest voting interest in the Company with approximately 72% of the voting interest;

•	Getty Images Stockholders have the ability to nominate a majority of the initial members of the Company Board;

•	Getty Images senior management is the senior management of the Company; and

•	Getty Images is the larger entity based on historical operating activity and has the larger employee base.

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby CCNB was treated as the acquired company and Getty Images was treated as the acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Getty Images issuing stock for the net assets of CCNB, accompanied by a recapitalization. The net assets of CCNB are stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination are those of Getty Images.

Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the Company following the completion of the Business Combination and related transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2022

(in thousands)

			Transaction
			Accounting
	Getty Images	CCNB	Adjustments		Pro Forma
	(Historical)	(Historical)	(Note 3)		Combined
Assets
Cash and cash equivalents	$210,847	$220	$828,823	(a)	$84,074
			(28,980)	(b)
			(69,819)	(c)
			(1,014)	(d)
			360,000	(e)
			200,000	(f)
			(614,996)	(i)
			(275,000)	(l)
			(850)	(m)
			(825,157)	(o)
			300,000	(p)
Restricted cash	4,574	-			4,574
Accounts receivable	130,869	-			130,869
Prepaid expenses	12,747	202			12,949
Taxes receivable	10,249	-			10,249
Other current assets	14,076	-	(5,910)	(c)	8,166
Total current assets	383,362	422	(132,903)		250,881
Investment and cash held in Trust Account	-	828,823	(828,823)	(a)	-
Property and equipment, net	169,559	-			169,559
Right of use assets	53,393				53,393
Goodwill	1,505,107	-			1,505,107
Identifiable intangible assets, net	464,163	-			464,163
Deferred income taxes, net	8,957	-			8,957
Other long-term assets	41,225	-			41,225
Total assets	2,625,766	829,245	(961,726)		2,493,285

Liabilities
Accounts payable	90,110	214			90,324
Accrued expenses	54,035	410	(978)	(c)	53,467
Income taxes payable	12,064	-			12,064
Short-term debt, net	6,418	-			6,418
Deferred revenue	172,137	-			172,137
Total current liabilities	334,764	624	(978)		334,410
Non-current accounts payable and accrued expenses	-	5,004	(3,990)	(c)	-
			(1,014)	(d)
Working capital loan		1,836	(1,836)	(m)	-
Deferred underwriting commissions	-	28,980	(28,980)	(b)	-
Derivative liabilities	-	65,753	110	(f)	65,863
Long-term debt, net	1,744,274	-	(272,019)	(l)	1,472,255
Lease liabilities	52,969	-			52,969
Deferred income taxes, net	31,880	-			31,880
Uncertain tax positions	43,843	-			43,843
Other long-term liabilities	9,733	-			9,733
Total liabilities	2,217,463	102,197	(308,707)		2,010,953

Commitments and contingencies
Redeemable preferred stock	704,197	-	60,799	(h)	-
			(764,996)	(i)
Class A ordinary shares subject to possible redemption	-	828,000	(828,000)	(g)	-
Stockholders' equity
Preference shares	-	-			-
Ordinary shares
Class A	-	-	8	(g)	-
			(8)	(j)
Class B	-	3	(3)	(j)	-
Getty Images Common Stock	1,533	-	(1,533)	(k)	-
Company Common Stock
Class A			4	(e)	33
			2	(f)
			2	(i)
			10	(j)
			20	(k)
			(8)	(o)
			3	(p)
Class B			1	(j)	1
Additional paid-in capital	916,492	-	(39,523)	(c)	1,700,773
			359,996	(e)
			199,888	(f)
			827,992	(g)
			(60,799)	(h)
			149,998	(i)
			1,513	(k)
			(129,632)	(n)
			(825,149)	(o)
			299,997	(p)
Accumulated deficit	(1,179,901)	(100,955)	(1,575)	(c)	(1,184,457)
			(29,663)	(c)
			(2,981)	(l)
			986	(m)
			129,632	(n)
Accumulated other comprehensive loss	(82,281)	-			(82,281)
Total stockholders' equity attributable to Getty Images/ the Company	(344,157)	(100,952)	879,178		434,069
Noncontrolling interest	48,263	-			48,263
Total stockholders' equity	(295,894)	(100,952)	879,178		482,332
Total liabilities and stockholders' equity	$2,625,766	$829,245	$(961,726)		$2,493,285

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2022

(in thousands, except share and per share data)

			Transaction
			Accounting
	Getty Images	CCNB	Adjustments		Pro Forma
	(Historical)	(Historical)	(Note 3)		Combined
Revenue	$230,978	$-			$230,978

Operating expense:
Cost or revenue	61,894	-			61,894
Selling, general and administrative expense	93,153	2,274	(60)	(aa)	95,367
Depreciation	12,512	-			12,512
Amortization	12,205	-			12,205
Restructuring costs	-	-			-
Other operating expense - net	2,706	-			2,706
Operating expenses	182,470	2,274	(60)		184,684
Income (loss) from operations	48,508	(2,274)	60		46,294
Other income (expense), net:
Interest expense	(29,600)	-	4,616	(ee)	(24,984)
Fair value adjustment for swaps & foreign currency exchange contract - net	12,126	-			12,126
Foreign exchange gain (losses) - net	7,043	-			7,043
Unrealized gain on investments held in Trust Account	-	207	(207)	(bb)	-
Change in fair value of derivative liabilities	-	19,087			19,087
Other non-operating income (expense), net	157	-			157
Total other income (expense), net	(10,274)	19,294	4,409		13,429
Income (loss) before income taxes	38,234	17,020	4,469		59,723
Income tax expense	13,127	-	1,117	(hh)	14,244
Net income (loss)	$25,107	$17,020	$3,352		$45,479
Net income attributable to noncontrolling interest	208	-			208
Redeemable preferred stock dividend	18,847	-	(18,847)	(ii)	-
Net income (loss) attributable to Getty Images/ the Company	$6,052	$17,020	$22,199		$45,271

Weighted average shares outstanding
Basic	153,320,276				319,007,226
Diluted	173,197,259				341,155,968
Net income per share
Basic	$0.04				$0.14
Diluted	$0.03				$0.13

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share data)

			Transaction
			Accounting
	Getty Images	CCNB	Adjustments		Pro Forma
	(Historical)	(Historical)	(Note 3)		Combined
Revenue	$918,688	$-			$918,688

Operating expense:
Cost or revenue	248,152	-			248,152
Selling, general and administrative expense	367,704	4,510	(240)	(aa)	371,974
Depreciation	51,099	-			51,099
Amortization	49,361	-			49,361
Restructuring costs	(475)	-			(475)
Other operating expense - net	861	-			861
Operating expenses	716,702	4,510	(240)		720,972
Income (loss) from operations	201,986	(4,510)	240		197,716
Other income (expense), net:
Interest expense	(122,160)	-	19,051	(ee)	(103,109)
Fair value adjustment for swaps & foreign currency exchange contract - net	19,282	-			19,282
Foreign exchange gain (losses) - net	36,406	-			36,406
Unrealized gain on investments held in Trust Account	-	325	(325)	(bb)	-
Change in fair value of derivative liabilities	-	1,481			1,481
Other non-operating income (expense), net	612	-	(29,663)	(cc)	(32,621)
			(1,575)	(dd)
			(2,981)	(ff)
			986	(gg)
Total other income (expense), net	(65,860)	1,806	(14,507)		(78,561)
Income (loss) before income taxes	136,126	(2,704)	(14,267)		119,155
Income tax expense	18,729	-	(3,567)	(hh)	15,162
Net income (loss)	$117,397	$(2,704)	$(10,700)		$103,993
Net income attributable to noncontrolling interest	329	-			329
Redeemable preferred stock dividend	71,393	-	(71,393)	(ii)	60,799
			60,799	(jj)
Net income (loss) attributable to Getty Images/ the Company	$45,675	$(2,704)	$(106)		$42,865

Weighted average shares outstanding
Basic	153,305,176				319,007,226
Diluted	157,544,818				341,155,968
Net income per share
Basic	$0.30				$0.13
Diluted	$0.29				$0.13

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby CCNB was treated as the acquired company and Getty Images was treated as the acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Getty Images issuing stock for the net assets of CCNB, accompanied by a recapitalization. The net assets of CCNB were stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination are those of Getty Images.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 gives pro forma effect to the Business Combination and related transactions as if they had been consummated on March 31, 2022. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and year ended December 31, 2021 give pro forma effect to the Business Combination and related transaction as if they had been consummated on January 1, 2021.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 has been prepared using, and should be read in conjunction with, the following:

•	Getty Images’ unaudited condensed consolidated balance sheet as of March 31, 2022 and the related notes included in the Proxy Statement; and

•	CCNB’s unaudited condensed balance sheet as of March 31, 2022 and the related notes included in the Proxy Statement.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 has been prepared using, and should be read in conjunction with, the following:

•	Getty Images’ unaudited condensed consolidated statement of operations for the three months ended March 31, 2022 and the related notes included in the Proxy Statement; and

•	CCNB’s unaudited condensed statement of operations for the three months ended March 31, 2022 and the related notes included in the Proxy Statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Getty Images’ audited consolidated statement of operations for the year ended December 31, 2021 and the related notes included in the Proxy Statement; and

•	CCNB’s audited statement of operations for the year ended December 31, 2021 and the related notes included in the Proxy Statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination and related transactions.

The pro forma adjustments reflecting the completion of the Business Combination and related transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of Getty Images and CCNB.

2.	Accounting Policies and Reclassifications

Upon consummation of the Business Combination, management will perform a comprehensive review of Getty Images and CCNB’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2021.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2022, are as follows:

(a)	Reflects the reclassification of investment held in the Trust Account that becomes available following the Business Combination.

(b)	Reflects the settlement of $29.0 million in deferred underwriting commissions.

(c)	Represents transaction costs expected to be incurred by Getty Images and CCNB of approximately $41.1 million and $33.7 million, respectively, for legal, financial advisory and other professional fees. CCNB’s transaction costs exclude the deferred underwriting commissions as described in Note 3(b) above.

For CCNB’s transaction costs:

•	$4.0 million was accrued by CCNB in non-current accounts payable and accrued expenses and recognized in expense as of March 31, 2022;

•	$33.7 million was reflected as a reduction of cash; and

•	$29.7 million was reflected as an adjustment to accumulated deficit as of March 31, 2022, which represents the total CCNB transaction costs less $4.0 million previously recognized by CCNB as of March 31, 2022. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 as discussed in Note 3(cc) below.

For the Getty Images transaction costs:

•	$1.0 million were deferred in other current assets and accrued expenses as of March 31, 2022;

•	$4.9 million were deferred in other current assets and paid as of March 31, 2022;

•	$36.2 million was reflected as a reduction of cash, which represents Getty Images’ estimated transaction costs less amounts previously paid by Getty Images;

•	$39.5 million was capitalized and offset against the proceeds from the Business Combination and related transactions and reflected as a decrease in additional paid-in capital; and

•	$1.6 million were not capitalized as part of the Business Combination and related transactions and reflected as an increase in accumulated deficit. The costs expensed through accumulated deficit, which include amounts allocated to the public warrant, private placement warrant and forward purchase warrant liabilities of CCNB assumed as part of the Business Combination and related transactions, are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 as discussed in Note 3(dd) below.

(d)	Reflects the settlement of additional CCNB deferred legal fees recorded within non-current accounts payable and accrued expenses. These deferred legal fees exclude approximately $4.0 million of the deferred legal fees related to CCNB’s transaction costs as described in Note 3(c) above.

(e)	Reflects proceeds of $360.0 million from the issuance and sale of 36,000,000 shares of New CCNB Class A Common Stock, par value of $0.0001 per share, at $10.00 per share in the PIPE Financing pursuant to the Subscription Agreements.

(f)	Reflects proceeds of $200.0 million from the issuance and sale of 20,000,000 shares of New CCNB Class A Common Stock, par value of $0.0001 per share, and 3,750,000 Forward Purchase Warrants pursuant to the Forward Purchase Agreement. The Forward Purchase Warrants are expected to be liability classified under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 815-40, Derivatives and Hedging - Contracts in Entity’s Own Equity (“ASC 815-40”) after considering, amongst other factors, provisions in the warrant agreement that effect the potential settlement value of warrants. The proceeds from the Forward Purchase Agreement were allocated to the Forward Purchase Warrants based on the fair value of a Forward Purchase Warrant using a $0.66 price per warrant (as of July 22, 2022) with the residual amount of the total proceeds and fair value of the Forward Purchase Warrants allocated to the shares of New CCNB Class A Common Stock issued pursuant to the Forward Purchase Agreement.

(g)	Reflects the reclassification of $828.0 million of CCNB Class A Ordinary Shares, par value of $0.0001 per share, subject to possible redemption to permanent equity.

(h)	Represents the adjustment to record Getty Images Preferred Stock to the Preferred Liquidation Preference amount. The adjustment was recorded through additional paid-in capital as a dividend on the Getty Images Preferred Stock and is included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 as discussed in Note 3(jj) below.

(i)	Represents the payment of the Preferred Cash Consideration of $615.0 million and the issuance of 15,000,000 shares of Company Class A Common Stock in Preferred Stock Consideration to Koch Icon as consideration for Getty Images Preferred Stock.

(j)	Reflects the conversion of 82,800,000 CCNB Class A Ordinary Shares and 25,700,000 CCNB Class B Ordinary Shares into 103,360,000 shares of New CCNB Class A Common Stock, 2,570,000 shares of New CCNB Series B-1 Common Stock and 2,570,000 shares of New CCNB Series B-2 Common Stock in the Domestication Merger.

(k)	Reflects the recapitalization of Getty Images common equity of 153,322,880 shares of Getty Images Common Stock into 196,938,915 shares of Company Class A Common Stock, par value of $0.0001 per share.

(l)	Represents the repayment of approximately $275.0 million of Getty Images’ existing debt in connection with the Business Combination. The difference between the cash proceeds and the carrying value of Getty Images’ debt is recorded as a loss on repayment of debt and recorded as an increase to accumulated deficit. The loss on repayment of debt recorded through accumulated deficit is included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 as discussed in Note 3(ff) below.

(m)	Reflects the repayment of the CCNB working capital loan upon the closing of the Business Combination. The difference between the cash payment and the carrying value of the working capital loan is recorded as a change in fair value of the working capital loan and recorded as a decrease to accumulated deficit. The change in fair value of the working capital loan recorded through accumulated deficit is included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 as discussed in Note 3(gg) below.

(n)	Reflects the elimination of CCNB’s historical accumulated deficit after recording the transaction costs to be incurred by CCNB as described in Note 3(c) and the change in fair value of the working capital loan in Note 3(m) above.

(o)	Represents redemptions of 82,291,689 shares of CCNB’s Class A Ordinary Shares for $825.2 million allocated to shares of New CCNB Class A Common Stock and additional paid-in capital using par value of $0.0001 per share and at a redemption price of $10.03 per share.

(p)	Reflects proceeds of $300.0 million from the issuance and sale of 30,000,000 shares of New CCNB Class A Common Stock, par value of $0.0001 per share, to NBOKS pursuant to the Backstop Agreement.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and year ended December 31, 2021 are as follows:

(aa)	Represents pro forma adjustment to eliminate historical expenses related to CCNB’s office space, secretarial and administrative services paid to the Sponsor, which was terminated upon consummation of the Business Combination.

(bb)	Represents pro forma adjustment to eliminate unrealized gain on investments held in Trust Account.

(cc)	Reflects CCNB transaction costs expensed upon the closing of the Business Combination. These costs are reflected as if incurred on January 1, 2021, the date the Business Combination is deemed to have occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(dd)	Reflects Getty Images transaction costs of $1.6 million allocated to the public warrant, Private Placement Warrant and Forward Purchase Warrant liabilities that were assumed as part of the Business Combination. These costs are reflected as if incurred on January 1, 2021, the date the Business Combination is deemed to have occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(ee)	Reflects the elimination of interest expense related to a portion of Getty Images’ existing debt which will be repaid as described in Note 3(l) above.

(ff)	Represents the pro forma adjustment to recognize the loss on repayment of debt related to the repayment of Getty Images’ existing debt as discussed in Note 3(l) above. The loss is reflected as if incurred on January 1, 2021, the date the Business Combination is deemed to have occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(gg)	Represents the pro forma adjustment to recognize the change in fair value of the working capital loan as discussed in Note 3(m) above. The change in fair value of the working capital loan is reflected as if incurred on January 1, 2021, the date the Business Combination is deemed to have occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(hh)	Reflects the elimination of the cumulative dividend recorded on Getty Images Preferred Stock, which was exchanged for the Preferred Cash Consideration and Preferred Stock Consideration as described in Note 3(i) above.

(ii)	Reflects the elimination of the cumulative dividend recorded on Getty Images Preferred Stock, which was exchanged for the Preferred Cash Consideration and Preferred Stock Consideration as described in Note 3(i) above.

(jj)	Represents the adjustment to record Getty Images Preferred Stock to the Preferred Liquidation Preference amount. The adjustment is recorded as a dividend on the Getty Images Preferred Stock and is reflected as if incurred on January 1, 2021, the date the Business Combination is deemed to have occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

4.	Net Income per Share

Represents the net income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination and related transactions have been outstanding for the entire periods presented. When assuming maximum redemptions, this calculation is adjusted to eliminate such redeemed shares for the entire period.

	Three Months Ended March 31, 2022	Year Ended December 31, 2021
Pro forma net income attributable to the Company (in thousands)	$45,271	$42,865
Pro forma weighted average shares outstanding, basic	319,007,226	319,007,226
Pro forma net income per share, basic	$0.14	$0.13

Pro forma net income attributable to the Company (in thousands)	$45,271	$42,865
Pro forma weighted average shares outstanding, diluted	341,155,968	341,155,968
Pro forma net income per share, diluted	$0.13	$0.13

Pro forma weighted average shares calculation, basic and diluted
CCNB's public shareholders	508,311	508,311
Backstop	30,000,000	30,000,000
Sponsor and NBOKS (1)	40,560,000	40,560,000
PIPE Investors	36,000,000	36,000,000
Getty Images Stockholders	211,938,915	211,938,915
Pro forma weighted average shares calculation, basic	319,007,226	319,007,226
Getty Images stock options	22,148,742	22,148,742
Pro forma weighted average shares calculation, diluted (2)(3)	341,155,968	341,155,968

(1)	Includes 20,560,000 Founder Shares that was converted into New CCNB Class A Common Stock and 20,000,000 New CCNB Class A Common Stock purchased by NBOKS pursuant to the Forward Purchase Agreement.

(2)	The pro forma diluted shares exclude 65,000,000 Earn-Out Shares and 5,140,000 Sponsor Earn-Out Shares subject to certain vesting restrictions pursuant to the Business Combination Agreement, the Earnout Plan and Sponsor Side Letter, respectively. These are contingently issuable shares for which the milestones have not yet been achieved.

(3)	The pro forma diluted shares for the three months ended March 31, 2022 and year ended December 31, 2021 exclude the following because including them would be antidilutive:

•	20,700,000 unexercised public warrants
•	18,560,000 unexercised Private Placement Warrants
•	3,750,000 unexercised Forward Purchase Warrants